Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS THIRD QUARTER RESULTS

LITTLETON, CO – November 7, 2007 – ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the third quarter and nine months ended September 30, 2007. Statements of Operations for the periods and a Balance Sheet as of September 30, 2007 are included. See attached tables.

Total revenues for the third quarter increased 26% to $5.6 million as compared to the 2006 third quarter. Gross margin for the current quarter rose 45% to $1.9 million or 33.4% of revenues, as compared to $1.3 million or 29.0% of revenues for the same quarter of 2006, due to: (i) higher margins from government and industry-supported mercury emission control contacts, which were somewhat offset by lower margins on Activated Carbon Injection (“ACI”) system sales, which we attribute to a developing market, and (ii) a comparison with an unusually low Flue Gas Conditioning gross margin (2%) in the 2006 third quarter. General and administrative expenses increased $445,000 during the current quarter, due to higher consulting, compliance, legal, and administrative wage costs. Operating income was $34,000, compared to an operating loss of $63,000, and net income was $215,000 or $0.04 per diluted share, versus a net loss of $128,000 or $0.02 per diluted share in the 2006 third quarter.

For the nine-month period, total revenues rose 27% to $14.4 million as compared to the 2006 period. Operating loss was $552,000 versus $39,000, due to higher general administrative expenses associated with the items noted above, and net income was $247,000 or $0.04 per diluted share compared to $154,000 or $0.03 per diluted share in the first nine months of 2006.

Dr. Michael Durham, President & CEO of ADA-ES, stated, “ACI equipment sales were again our largest revenue source in the quarter, contributing $2.5 million, up from $1.8 million in the comparable quarter of last year. We anticipate continued growth in ACI system revenues, and in this regard, during the third quarter ADA was awarded three contracts to supply ACI systems to provide mercury emission control – one for an existing power plant and two for new generating units. We also received purchase orders to supply engineering, design and initial fabrication work for six ACI systems at three separate power plants, which includes options for an additional seven systems. We remain focused on and confident in our ability to maintain our objective of winning at least 50% of the mercury specific control systems sold in the U.S.”

Dr. Durham further stated, “Our financial results for the quarter continued to reflect our focus on ADA’s long-term growth and our aggressive approach to leveraging the Company’s position in mercury control in order to maximize future earnings. We are positioned to respond to the anticipated market for 50-100 mercury control systems during 2008-2009 due to our expanded engineering team, enhanced system designs, and increased base of potential component suppliers. Although this has resulted in an overall operating loss for the nine-month period, we believe that the application of our resources in this manner is essential to our ability to capitalize on opportunities in the future.”

Dr. Durham concluded, “During the quarter we also continued to make progress with our plans to build the world’s largest activated carbon production facility, positioning the Company to be a long-standing market leader. In this regard, we filed with the Louisiana Department of Environmental Quality the air permit application that is required to begin construction of the new plant, covering two production lines capable of producing up to a total of 350 million pounds of AC per year. We remain extremely enthusiastic about ADA’s long-term growth prospects, primarily based on our strong position in the rapidly growing market for mercury control equipment and activated carbon. We are also optimistic about our prospects for refined coal, where we are making progress through our joint venture with a subsidiary of NexGen Resources Corporation. Additionally, we believe carbon dioxide emission control will present longer-term upside potential.”

Conference Call

Management will conduct a conference call focusing on the financial results and recent developments at 10:00 a.m. ET on Wednesday, November 7, 2007. Interested parties may participate in the call by dialing 706-679-3200. Please call in 10 minutes before the call is scheduled to begin, and ask for the ADA-ES call (conference ID # 22744467). The conference call will also be webcast live via the Investor Information section of ADA-ES’ website at www.adaes.com. To listen to the live call please go the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA-ES

Headquartered in Littleton, CO, ADA-ES is a leader in clean coal technology and the associated specialty chemicals. The Company develops and implements proprietary environmental technology and specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. Through its largest and fastest-growing segment, Mercury Emission Control, ADA-ES supplies activated carbon injection systems, mercury measurement instrumentation, and related services. Additionally, the Company is implementing plans to produce and supply activated carbon for reducing mercury emissions from coal-fired boilers.

This press release and the referenced conference call contain, and will contain, respectively, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which provide a “safe harbor” for such statements in certain circumstances. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. These statements are prefaced by words or phrases such as “will,” “hope,” “expect,” “anticipate,” “intend” and “plan,” or words of similar meaning, and such forward-looking statements include, but are not limited to, statements or expectations regarding future revenues or other financial measures, anticipated projects and new contracts, anticipated growth in the markets we serve and related items, including our position in those markets. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing economic conditions, market demand for ADA-ES’ products and services, changes in technology, failure to satisfy performance guarantees, availability of federal funding, availability of private financing which will be needed to implement our expansion plans, changes in laws or regulations, results of demonstrations of our own, and other’s licensed technologies, operational difficulties, availability of skilled personnel, and other factors discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements made in this release or the conference call, and to consult filings we make with the Securities and Exchange Commission for additional risks and uncertainties that may apply to our business and the ownership of our securities. The forward-looking statements contained in this release and the conference call are made and based on information as of the date of this release. We assume no obligation to update any of these statements based on information after the date of this report, unless required by law to do so.

Contacts:

ADA-ES, Inc.	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President & CEO	The Equity Group Inc.
Mark H. McKinnies, CFO	www.theequitygroup.com
(303) 734-1727	Loren G. Mortman
www.adaes.com	(212) 836-9604
LMortman@equityny.com

ADA-ES, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
REVENUE:
Mercury emission control	$5,144	$4,120	$13,382	$9,875
Flue gas conditioning and other	457	328	1,065	1,528

Total net revenues	5,601	4,448	14,447	11,403
COST OF REVENUES:
Mercury emission control	3,521	2,835	9,020	6,588
Flue gas conditioning and other	209	323	640	1,003

Total cost of revenues	3,730	3,158	9,660	7,591

GROSS MARGIN	1,871	1,290	4,787	3,812
OTHER COSTS AND EXPENSES:
General and administrative	1,419	974	4,075	2,736
Research and development	322	308	1,001	922
Depreciation and amortization	96	71	263	193

Total expenses	1,837	1,353	5,339	3,851

OPERATING INCOME (LOSS)	34	(63)	(552)	(39)
OTHER INCOME:
Minority interest in loss of consolidated subsidiary	34	—	129	—
Other expense	—	(412)	—	(412)
Interest and other income	215	270	750	658

Total other income (expense)	249	(142)	879	246

INCOME (LOSS) BEFORE TAX	283	(205)	327	207
PROVISION FOR TAX BENEFIT (EXPENSE)	(68)	77	(80)	(53)

NET INCOME (LOSS)	215	(128)	247	154
UNREALIZED GAINS ON CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, net of tax	44	101	43	87

COMPREHENSIVE INCOME (LOSS)	$259	$(27)	$290	$241

NET INCOME (LOSS) PER COMMON SHARE – BASIC AND DILUTED	$0.04	$(0.02)	$0.04	$0.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	5,642	5,627	5,641	5,622

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	5,676	5,627	5,732	5,795

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-Q for September 30, 2007.

ADA-ES, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(amounts in thousands, except shares)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,389	$16,129
Trade receivables, net of allowance for doubtful accounts of $39 and $4, respectively	5,752	3,522
Investments in securities	2,080	2,427
Prepaid expenses and other	292	361

Total current assets	22,513	22,439

PROPERTY AND EQUIPMENT, at cost	2,557	1,830
Less accumulated depreciation and amortization	(1,264)	(1,033)

Net property and equipment	1,293	797

Goodwill, net of $1,556 in amortization	2,024	2,024
INTANGIBLE ASSETS, net of $38 and $57, respectively, in amortization	248	241
INVESTMENTS IN SECURITIES	2,781	5,322
DEVELOPMENT PROJECTS AND OTHER ASSETS	6,309	931

TOTAL ASSETS	$35,168	$31,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,085	$2,352
Accrued payroll and related liabilities	681	618
Deferred revenue and other	1,777	922

Total current liabilities	6,543	3,892

LONG-TERM LIABILITIES:
Deferred warranty and other	276	184

Total liabilities	6,819	4,076

MINORITY INTEREST	37	37
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock; 50,000,000 shares authorized, none outstanding	—	—
Common stock; no par value, 50,000,000 shares authorized, 5,648,028 and 5,635,137 shares issued and outstanding	27,973	27,592
Accumulated other comprehensive income	210	167
Accumulated retained earnings (deficit)	129	(118)

Total stockholders’ equity	28,312	27,641

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,168	$31,754

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-Q for the quarter ended September 30, 2007.